Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Gray Television, Inc. Capital Accumulation Plan of our report dated March 16, 2006, relating to the consolidated financial statements and financial statement schedule which appears in Gray Television, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
December 9, 2008